SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005 (July 19, 2005)
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)
(512) 837-7100
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Principal Officers; Election of Directors; Appointment of Principal Officers

Section 9 — Financial Statements and Exhibits

Signature

SECTION 5— CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On July 19, 2005, Citizens, Inc. (“Citizens”) appointed Mark A. Oliver, age 46, as Chief Executive Officer. From 1997 to the present, Mr. Oliver has served as our President, and President of our affiliates. In addition, Mr. Oliver has served as our Chief Investment Officer and Treasurer from 2004 to present and Vice Chairman of our affiliates from 1999 to present. From 1990 to 1997, he served as our and our affiliates Executive Vice President, Chief Financial Officer, Secretary and Treasurer. From 1988 to 1990, he served as our and our affiliates Treasurer and Chief Financial Officer. From 1984 to 1988, he served as our and our affiliates Treasurer and Controller. Mr. Oliver succeeded Rick D. Riley, who served as Chief Executive Officer from 2000 to July 19, 2005 and who currently serves as Vice Chairman. Mr. Oliver served as our Chief Financial Officer from 2004 until he was appointed Chief Executive Officer.
On July 19, 2005, Citizens appointed Larry E. Carson, age 51, as Chief Financial Officer and Treasurer. In addition to this appointment, from June 2005 to present Mr. Carson has served as our Vice President, Financial Reporting and Tax. From July 1987 to May 2005, Mr. Carson served as Assistant Vice President and Assistant Controller of National Western Life Insurance Company. From April 1984 to June 1987, he served as Assistant Vice President and Assistant Controller of American Founders Life Insurance Company.
Citizens does not have an employment or similar agreement with either Mr. Oliver or Mr. Carson.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of businesses acquired:

Not applicable.

(b)	Pro Forma financial information:

Not applicable.

(c)	Exhibits:

None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC
By:	/s/ Mark A. Oliver
Mark A. Oliver, President and Chief
Executive Officer

Date: July 25, 2005